FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
January 7, 2026
Jefferies Announces Fourth Quarter 2025 Financial Results

Q4 Financial Highlights

$ in thousands, except per share amounts	Quarter End		Year-to-Date
	4Q25	4Q24	2025	2024
Net earnings attributable to common shareholders	$190,890	$205,746	$630,791	$669,273
Adjusted net earnings attributable to common shareholders[15]	$213,460	$205,746	$653,361	$669,273
Diluted earnings per common share from continuing operations	$0.87	$0.91	$2.85	$2.96
Adjusted diluted earnings per common share from continuing operations[15]	$0.96	$0.91	$2.94	$2.96
Return on adjusted tangible shareholders' equity from continuing operations[1]	11.8%	12.7%	10.1%	10.8%
Adjusted return on adjusted tangible shareholders' equity from continuing operations[1]	12.9%	12.7%	10.4%	10.8%
Total net revenues	$2,068,853	$1,956,602	$7,343,751	$7,034,803
Investment banking net revenues[13]	$1,187,975	$986,824	$3,790,299	$3,444,787
Capital markets net revenues[13]	$691,914	$651,690	$2,817,735	$2,759,554
Asset management net revenues	$186,998	$314,750	$710,216	$803,669
Pre-tax earnings from continuing operations	$253,208	$304,862	$870,989	$1,005,546
Book value per common share	$51.26	$49.42	$51.26	$49.42
Adjusted tangible book value per fully diluted share[3]	$33.69	$32.36	$33.69	$32.36
Quarterly Cash Dividend
The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.40 per Jefferies common share, payable on February 27, 2026 to record holders of Jefferies common shares on February 17, 2026.
Management Comments
"Our fourth quarter net revenues were $2.07 billion, net earnings attributable to common shareholders were $191 million and diluted earnings per common share from continuing operations were $0.87. Adjusting our results for a markdown and resulting pre-tax loss of $30 million associated with our investment in Point Bonita—a fund we advise and in which we hold an equity interest—our net earnings attributable to common shareholders was $213 million, or $0.96 per diluted share. Our quarterly results reflect strong performance and sustained momentum in both Investment Banking and Equities, with net revenues increasing 20% and 18%, respectively, partially offset by lower net revenues in Fixed Income and Asset Management. Adjusting for the impact of Point Bonita, our businesses delivered an adjusted return on adjusted tangible shareholders' equity of 12.9%.
“Investment Banking net revenues were $1.19 billion, up 20% from the prior year quarter, driven by market share gains and a stronger overall market for our services. Our Advisory net revenues were our second-best quarter on record, reflecting strong corporate and sponsor activity. Approximately 44% of annual Equity Underwriting net revenues were generated in the fourth quarter, positioning us well for 2026 as sponsor activity accelerates.
"Capital Markets net revenues were $692 million, up 6% from the prior year quarter. Equities net revenues grew 18%, driven by higher global volumes, market share gains, and continued strength in prime services, corporate derivatives and electronic trading—key areas of our growth strategy. Fixed Income net revenues declined 14% due to persistent credit market headwinds resulting in lower overall activity compared to the prior year quarter.
"Asset management fees and investment return revenues of $81 million was lower from the prior year quarter. While fee income was stable, an increase in investment return performance from certain strategies was offset by underperformance in other strategies including a pre-tax loss of $30 million related to our investment in Point Bonita.
"We are intensely focused on executing on our opportunity and realizing the attractive and consistent results that we believe Jefferies can produce. We believe we can continue to gain market position in what we anticipate will be an increasingly favorable environment. Ongoing technology investments are yielding innovation, enhanced productivity and better client solutions. Further, we continue to drive opportunities and initiatives we have underway across our firm to support additional long-term growth. Consistent market share gains, margin improvement and the benefits of scale and brand, and perhaps a more “normal” operating environment, all bode extremely well for Jefferies."

1 Jefferies Financial Group

Richard Handler, CEO, and Brian Friedman, President
Please refer to the just-released Jefferies Financial Group Annual Letter from our CEO and President for broader perspective on 2025, as well as our strategy and outlook.

2 Jefferies Financial Group

Financial Summary (Unaudited)

$ in thousands	Three Months Ended			Year Ended
	November 30, 2025	August 31, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Net revenues by source:
Advisory	$634,203	$655,578	$596,707	$2,145,421	$1,811,634
Equity underwriting	339,799	181,205	191,218	771,890	799,804
Debt underwriting	215,757	249,525	171,456	870,007	689,227
Other investment banking[13]	(1,784)	49,017	27,443	2,981	144,122
Total Investment Banking	1,187,975	1,135,325	986,824	3,790,299	3,444,787
Equities[13]	485,869	486,695	410,768	1,907,866	1,592,793
Fixed income	206,045	236,687	240,922	909,869	1,166,761
Total Capital Markets	691,914	723,382	651,690	2,817,735	2,759,554
Total Investment Banking and Capital Markets Net revenues[5]	1,879,889	1,858,707	1,638,514	6,608,034	6,204,341
Asset management fees and revenues[6]	15,602	15,916	13,752	140,914	103,488
Investment return	65,018	68,026	101,762	177,814	212,209
Allocated net interest[4]	(21,130)	(18,550)	(15,104)	(76,045)	(62,135)
Other investments, inclusive of net interest	127,508	111,490	214,340	467,533	550,107
Total Asset Management Net revenues	186,998	176,882	314,750	710,216	803,669
Other	1,966	11,843	3,338	25,501	26,793
Total Net revenues by source	$2,068,853	$2,047,432	$1,956,602	$7,343,751	$7,034,803

Non-interest expenses:
Compensation and benefits	$1,080,779	$1,083,510	$981,626	$3,860,255	$3,659,588
Compensation ratio[14]	52.2%	52.9%	50.2%	52.6%	52.0%
Non-compensation expenses	$734,866	$632,107	$670,114	$2,612,507	$2,369,669
Non-compensation ratio[14]	35.5%	30.9%	34.2%	35.6%	33.7%
Total Non-interest expenses	$1,815,645	$1,715,617	$1,651,740	$6,472,762	$6,029,257

Net earnings from continuing operations before income taxes	$253,208	$331,815	$304,862	$870,989	$1,005,546
Income tax expense	$37,537	$89,311	$86,117	$184,570	$293,194
Income tax rate	14.8%	26.9%	28.2%	21.2%	29.2%
Net earnings from continuing operations	$215,671	$242,504	$218,745	$686,419	$712,352
Net (losses) earnings from discontinued operations, net of income taxes	(4,374)	—	5,155	(4,374)	3,667
Net losses attributable to noncontrolling interests	(3,738)	(10,041)	(8,262)	(28,430)	(27,364)
Preferred stock dividends	24,145	28,559	26,416	79,684	74,110
Net earnings attributable to common shareholders	$190,890	$223,986	$205,746	$630,791	$669,273

3 Jefferies Financial Group

Highlights

Three Months Ended November 30, 2025 Versus November 30, 2024	Year Ended November 30, 2025 Versus November 30, 2024
•Net earnings attributable to common shareholders of:
•$191 million, or $0.87 per diluted common share from continuing operations.
•$213 million[15], or $0.96 per diluted common share from continuing operations excluding impact of Point Bonita write-down.
•Return on adjusted tangible shareholders' equity from continuing operations[1] of 11.8%. Excluding the impact of the write-down on Point Bonita, adjusted return on adjusted tangible shareholders' equity of 12.9%[1].
•We had 206.3 million common shares outstanding and 256.7 million common shares outstanding on a fully diluted basis[2] at November 30, 2025. Our book value per common share was $51.26 and adjusted tangible book value per fully diluted share[3] was $33.69.
•Effective tax rate from continuing operations of 14.8% compared to 28.2% for the prior year quarter. The lower rate was primarily driven by the resolution of certain state and local tax matters.

•Net earnings attributable to common shareholders of:
•$631 million, or $2.85 per diluted common share from continuing operations.
•$653 million[15], or $2.94 per diluted common share from continuing operations excluding impact of Point Bonita write-down.
•Return on adjusted tangible shareholders' equity from continuing operations[1] of 10.1%. Excluding the impact of the write-down on Point Bonita, adjusted return on adjusted tangible shareholders' equity of 10.4%[1].
•Repurchased 0.7 million shares of common stock for $59 million, at an average price of $79.57 per share in connection with net-share settlements related to our equity compensation plan vestings.
•Effective tax rate from continuing operations of 21.2% compared to 29.2% for the prior year period. The lower rate was primarily driven by the resolution of certain state and local tax matters.

Investment Banking and Capital Markets	Investment Banking and Capital Markets
•Investment Banking net revenues from Advisory, Equity underwriting and Debt underwriting totaling $1.19 billion were 24% higher than the prior year quarter.
•Advisory net revenues of $634 million reflect our second-best quarter ever and were 6% higher than the prior year quarter, driven by increased activity in mergers and acquisitions across a number of sectors.
•Underwriting net revenues of $556 million were meaningfully higher than the prior year quarter, primarily driven by market share gains and increased activity in Equity underwriting across most sectors. Debt underwriting results were solid.
•Capital Markets net revenues of $692 million were higher compared to the prior year quarter. Equities net revenues increased from the prior year quarter by 18%, as results from our prime services, global electronic trading businesses significantly increased from the prior year quarter. Additionally, revenues from our Europe equity cash business also produced strong results. Fixed Income net revenues decreased from the prior year quarter as strong results from our securitized markets business was offset by lower results in our client flow trading, global rates and municipal securities businesses.

•Investment Banking net revenues from Advisory, Equity underwriting and Debt underwriting totaling $3.79 billion were 15% higher than the prior year. Other investment banking net revenues were $3 million, compared to net revenues of $144 million for the prior year period in part due to the prior year period including Foursight operating revenues as well as the impact of the gain on sale as Foursight was sold in April 2024, and mark to market losses in 2025 on certain positions compared to gains in the prior year.
•Advisory net revenues of $2.15 billion reflect our best year ever and were 18% higher than the prior year period, driven by market share gains and increased overall market opportunity.
•Underwriting net revenues of $1.64 billion were higher than the prior year period, as stronger net revenues in Debt underwriting attributable to the increase in transaction activity across most sectors were partially offset by lower net revenues in Equity underwriting, consistent with the overall industry slowdown in the first-half of 2025.
•Capital Markets net revenues of $2.82 billion were higher compared to the prior year. Equities net revenues were strong for the current year attributable to overall increased levels of activity during the period. Fixed Income net revenues decreased from the prior year period due to lower global activity levels and volatility in credit spreads for the first-half of 2025 meaningfully impacting the overall trading environment.

Asset Management	Asset Management
•Asset Management fees and revenues and investment return of $81 million were modestly lower than the prior year quarter despite a markdown of $30 million on Point Bonita.
•Asset management fees and revenues remained flat.
•Investment return remained relatively flat as outperformance across multiple fund strategies was offset by underperformance in other strategies including a pre-tax loss of $30 million related to our investment in Point Bonita.

•Asset Management fees and revenues and investment return of $319 million were slightly higher than the prior year period despite a markdown of $30 million on Point Bonita.
•Asset management fees and revenues were higher compared to the prior year period, primarily reflecting higher performance fees on funds managed by us and through our strategic affiliates.
•Investment return was lower compared to the prior year period, primarily driven by a pre-tax loss of $30 million related to our investment in Point Bonita.

Non-interest Expenses	Non-interest Expenses
•Compensation and benefits expense as a percentage of Net revenues was 52.2%, compared to 50.2% for the prior year quarter.
•Non-compensation expenses were higher primarily due to increased brokerage and clearing fees associated with increased equities trading volumes, and increased technology and communication and business development expenses. Non-compensation expenses as a percentage of Net revenues increased to 35.5%, compared to 34.2% for the prior year quarter. These increases reflect our continued investment in advancing key strategic priorities that strengthen our platform and position us for long-term growth.

•Compensation and benefits expense as a percentage of Net revenues was 52.6%, compared to 52.0% for the prior year period.
•Non-compensation expenses were higher primarily due to increased brokerage and clearing fees associated with increased equities trading volumes, and increased technology and communication and business development expenses. The current year period also includes approximately $19 million in charitable donations. In addition, non-compensation expenses for the prior year period include Foursight activity up through the sale in April 2024. Non-compensation expenses as a percentage of Net revenues increased to 35.6%, compared to 33.7% for the prior year period. These increases reflect our continued investment in advancing key strategic priorities that strengthen our platform and position us for long-term growth.

4 Jefferies Financial Group

* * * *
Amounts herein pertaining to November 30, 2025 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the year ended November 30, 2025 will be provided upon filing our Annual Report on Form 10-K with the SEC, which we expect to file on or about January 28, 2026.
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

5 Jefferies Financial Group

Consolidated Statements of Earnings (Unaudited)

$ in thousands, except per share amounts	Three Months Ended November 30,		Year Ended November 30,
	2025	2024	2025	2024
Revenues
Investment banking	$1,192,314	$964,317	$3,799,290	$3,309,060
Principal transactions	378,330	435,531	1,610,960	1,816,963
Commissions and other fees	356,042	297,381	1,322,753	1,085,349
Asset management fees and revenues	12,110	11,980	130,673	86,106
Interest	832,227	907,495	3,402,317	3,543,497
Other	177,801	234,537	557,684	674,094
Total revenues	2,948,824	2,851,241	10,823,677	10,515,069
Interest expense	879,971	894,639	3,479,926	3,480,266
Net revenues	2,068,853	1,956,602	7,343,751	7,034,803
Non-interest expenses
Compensation and benefits	1,080,779	981,626	3,860,255	3,659,588
Brokerage and clearing fees	128,858	111,396	489,203	432,721
Underwriting costs	33,135	17,439	85,838	68,492
Technology and communications	155,343	136,952	598,187	546,655
Occupancy and equipment rental	32,596	31,053	126,414	118,611
Business development	104,323	89,026	335,683	283,459
Professional services	90,258	78,237	313,821	296,204
Depreciation and amortization	55,810	51,201	192,281	190,326
Cost of sales	71,975	96,750	190,934	206,283
Other expenses	62,568	58,060	280,146	226,918
Total non-interest expenses	1,815,645	1,651,740	6,472,762	6,029,257
Earnings from continuing operations before income taxes	253,208	304,862	870,989	1,005,546
Income tax expense	37,537	86,117	184,570	293,194
Net earnings from continuing operations	215,671	218,745	686,419	712,352
Net (losses) earnings from discontinued operations (including gain on disposal), net of income taxes	(4,374)	5,155	(4,374)	3,667
Net earnings	211,297	223,900	682,045	716,019
Net losses attributable to noncontrolling interests	(3,738)	(8,262)	(28,430)	(27,364)
Preferred stock dividends	24,145	26,416	79,684	74,110
Net earnings attributable to common shareholders	$190,890	$205,746	$630,791	$669,273

6 Jefferies Financial Group

Financial Data and Metrics (Unaudited)

	Three Months Ended			Year Ended
	November 30, 2025	August 31, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Other Data:
Number of trading days	63	63	63	250	251
Number of trading loss days[7]	3	3	8	23	19
Average VaR (in millions)[8]	$9.50	$10.45	$12.75	$11.23	$13.13

In millions, except other data	November 30, 2025	August 31, 2025	November 30, 2024
Financial position:
Total assets	$76,012	$69,320	$64,360
Cash and cash equivalents	14,044	11,458	12,153
Financial instruments owned	27,723	26,117	24,138
Level 3 financial instruments owned[9]	739	803	734
Goodwill and intangible assets, net	2,040	2,052	2,054
Total equity	10,642	10,501	10,225
Total shareholders' equity	10,575	10,439	10,157
Tangible shareholders' equity[10]	8,535	8,387	8,103
Other data and financial ratios:
Leverage ratio[11]	7.1	6.6	6.3
Tangible gross leverage ratio[12]	8.7	8.0	7.7
Number of employees at period end	7,825	7,866	7,822
Number of employees excluding Tessellis and Stratos at period end	6,194	6,206	5,968

7 Jefferies Financial Group

Components of Numerators and Denominators for Earnings Per Common Share

$ in thousands, except per share amounts	Three Months Ended November 30,		Year Ended November 30,
	2025	2024	2025	2024
Numerator for earnings per common share from continuing operations:
Net earnings from continuing operations	$215,671	$218,746	$686,419	$712,352
Less: Net losses attributable to noncontrolling interests	(3,738)	(7,826)	(28,430)	(24,367)
Allocation of earnings to participating securities	(24,145)	(26,416)	(79,684)	(74,110)
Net earnings from continuing operations attributable to common shareholders for basic earnings per share	$195,264	$200,156	$635,165	$662,609
Net earnings from continuing operations attributable to common shareholders for diluted earnings per share	$195,264	$200,156	$635,165	$662,609

Numerator for earnings per common share from discontinued operations:
Net (losses) earnings from discontinued operations, net of taxes	$(4,374)	$5,155	$(4,374)	$3,667
Less: Net losses attributable to noncontrolling interests	—	(436)	—	(2,997)
Net (losses) earnings from discontinued operations attributable to common shareholders for basic and diluted earnings per share	$(4,374)	$5,591	$(4,374)	$6,664
Net earnings attributable to common shareholders for basic earnings per share	$190,890	$205,747	$630,791	$669,273
Net earnings attributable to common shareholders for diluted earnings per share	$190,890	$205,747	$630,791	$669,273

Denominator for earnings per common share:
Weighted average common shares outstanding	206,286	205,499	206,214	208,873
Weighted average shares of restricted stock outstanding with future service required	(2,178)	(2,298)	(2,239)	(2,334)
Weighted average restricted stock units outstanding with no future service required	11,346	10,546	11,121	10,540
Weighted average basic common shares	215,454	213,747	215,096	217,079
Stock options and other share-based awards	4,862	4,968	4,913	3,638
Senior executive compensation plan restricted stock unit awards	3,009	3,619	2,737	2,933
Weighted average diluted common shares	223,325	222,334	222,746	223,650

Earnings (losses) per common share:
Basic from continuing operations	$0.91	$0.94	$2.95	$3.05
Basic from discontinued operations	(0.02)	0.02	(0.02)	0.03
Basic	$0.89	$0.96	$2.93	$3.08
Diluted from continuing operations	$0.87	$0.91	$2.85	$2.96
Diluted from discontinued operations	(0.02)	0.02	(0.02)	0.03
Diluted	$0.85	$0.93	$2.83	$2.99

8 Jefferies Financial Group

Non-GAAP Reconciliations
The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP financial measures. Management believes such non-GAAP financial measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.
Adjusted Net Earnings Attributable to Common Shareholders and Adjusted Earnings Per Share Reconciliation

$ in thousands	Three Months Ended November 30,		Year Ended November 30,
	2025	2024	2025	2024
Net earnings attributable to common shareholders (GAAP)	$190,890	$205,747	$630,791	$669,273
Loss attributable to Point Bonita, net of tax	22,570	—	22,570	—
Adjusted net earnings attributable to common shareholders (non-GAAP)	213,460	205,747	653,361	669,273

Diluted earnings per share from continuing operations (GAAP)	$0.87	$0.91	$2.85	$2.96
Loss attributable to Point Bonita, net of tax	0.09	—	0.09	—
Adjusted diluted earnings per share from continuing operations (non-GAAP)	$0.96	$0.91	$2.94	$2.96

Return on Adjusted Tangible Equity Reconciliation

$ in thousands	Three Months Ended November 30,		Year Ended November 30,
	2025	2024	2025	2024
Net earnings attributable to common shareholders (GAAP)	$190,890	$205,747	$630,791	$669,273
Intangible amortization and impairment expense, net of tax	7,110	5,871	29,335	21,771
Adjusted net earnings to common shareholders (non-GAAP)	198,000	211,618	660,126	691,044
Preferred stock dividends	24,145	26,416	79,684	74,110
Adjusted net earnings to total shareholders (non-GAAP)	$222,145	$238,034	$739,810	$765,154

Adjusted net earnings to total shareholders (non-GAAP)[1]	$888,580	$952,136	$739,810	$765,154

Net earnings impact for net losses (earnings) from discontinued operations, net of noncontrolling interests	4,374	(5,591)	4,374	(6,664)
Adjusted net earnings to total shareholders from continuing operations (non-GAAP)	226,519	232,443	744,184	758,490
Adjusted net earnings to total shareholders from continuing operations (non-GAAP)[1]	906,076	929,772	744,184	758,490

Net earnings impact for Point Bonita loss	22,570	—	22,570	—
Adjusted net earnings to total shareholders from continuing operations excluding Point Bonita loss (non-GAAP)	249,089	232,443	766,754	758,490
Adjusted net earnings to total shareholders from continuing operations excluding Point Bonita loss (non-GAAP)[1]	996,356	929,772	766,754	758,490

	August 31,		November 30,
	2025	2024	2024	2023
Shareholders' equity (GAAP)	$10,438,724	$10,045,945	$10,156,772	$9,709,827
Less: Intangible assets, net and goodwill	(2,052,740)	(2,073,105)	(2,054,310)	(2,044,776)
Less: Deferred tax asset, net	(615,373)	(572,772)	(497,590)	(458,343)
Less: Weighted average impact of dividends and share repurchases	(64,387)	(58,519)	(258,443)	(199,572)
Adjusted tangible shareholders' equity (non-GAAP)	$7,706,224	$7,341,549	$7,346,429	$7,007,136

Return on adjusted tangible shareholders' equity (non-GAAP)[1]	11.5%	13.0%	10.1%	10.9%
Return on adjusted tangible shareholders' equity from continuing operations (non-GAAP)[1]	11.8%	12.7%	10.1%	10.8%
Adjusted return on adjusted tangible shareholders' equity from continuing operations (non-GAAP)[1]	12.9%	12.7%	10.4%	10.8%

9 Jefferies Financial Group

Adjusted Tangible Book Value and Fully Diluted Shares Outstanding Reconciliation
Reconciliation of book value (shareholders' equity) to adjusted tangible book value and common shares outstanding to fully diluted shares outstanding:

$ in thousands, except per share amounts	November 30, 2025	November 30, 2024
Book value (GAAP)	$10,574,696	$10,156,772
Stock options(1)	114,939	114,939
Intangible assets, net and goodwill	(2,040,147)	(2,054,310)
Adjusted tangible book value (non-GAAP)	$8,649,488	$8,217,401

Common shares outstanding (GAAP)	206,296	205,504
Preferred shares	27,563	27,563
Restricted stock units ("RSUs")	16,203	14,381
Stock options(1)	5,065	5,065
Other	1,602	1,388
Adjusted fully diluted shares outstanding (non-GAAP)(2)	256,729	253,901

Book value per common share outstanding	$51.26	$49.42
Adjusted tangible book value per fully diluted share outstanding (non-GAAP)	$33.69	$32.36

(1)
Stock options added to book value are equal to the total number of stock options outstanding as of November 30, 2025 and 2024 of 5.1 million multiplied by the weighted average exercise price of $22.69 on November 30, 2025 and 2024.

(2)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans until the performance period is complete. Fully diluted shares outstanding also include all stock options and the impact of convertible preferred shares if-converted to common shares.

10 Jefferies Financial Group

Notes
1.Return on adjusted tangible shareholders' equity, Return on adjusted tangible shareholders' equity from continuing operations and Adjusted return on adjusted tangible shareholders' equity from continuing operations represent non-GAAP financial measures and are based on full year or annualized amounts. Refer to schedule on page 9 for a reconciliation to U.S. GAAP amounts.
2.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as common shares outstanding plus preferred shares, restricted stock units, stock options and other shares. Refer to schedule on page 10 for a reconciliation to U.S. GAAP amounts.
3.Adjusted tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 10 for a reconciliation to U.S. GAAP amounts.
4.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to present direct Asset Management revenues. We believe that aggregating Allocated net interest would obscure the revenue results by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
5.Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
6.Asset management fees and revenues include management and performance fees from funds and accounts managed by us, revenue from strategic affiliated asset managers where we are entitled to portions their operating revenues and income based on our ownership interests in the affiliates.
7.Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments, excluding certain Other investments.
8.VaR estimates the potential loss in value of trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2024.
9.Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
10.Tangible shareholders' equity (a non-GAAP financial measure) is defined as shareholders' equity less Intangible assets and goodwill. We believe that tangible shareholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible shareholders' equity, making these ratios meaningful for investors.
11.Leverage ratio equals total assets divided by total equity.
12.Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and intangible assets divided by tangible shareholders' equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.
13.Beginning in the fourth quarter of 2024, revenues from corporate equity derivative transactions historically included within Other investment banking net revenues were reclassified to Equities net revenues as the underlying business has matured and has started to generate meaningful revenues. Prior year amounts have been revised to conform to this reclassification change to the current year reporting.
14.Compensation ratio equals total compensation expense divided by total net revenues. Non-compensation ratio equals total non-compensation expense divided by total net revenues.
15.Adjusted net earnings attributable to common shareholders (a non-GAAP financial measure) excludes the $30.0 million expense ($22.6 million, net of tax) related to a loss associated with our investment in Point Bonita in the current quarter. Refer to schedule on page 9 for a reconciliation to U.S. GAAP amounts.

11 Jefferies Financial Group